Exhibit 32.1

CHIEF EXECUTIVE OFFICER CERTIFICATION PURSUANT TO 18 U.S.C. 1350

I, Vincent F. Palagiano, Chief Executive Officer of Dime Community Bancshares, Inc. (the "Company"), do hereby certify as follows:

(1)

The Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:

/s/ VINCENT F. PALAGIANO

Vincent F. Palagiano

Chairman of the Board and Chief Executive Officer